Exhibit 10.24

FIRST AMENDMENT TO THE

FIRST RELIANCE BANCSHARES, INC.

2006 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT is made as of July 15, 2010, by First Reliance Bancshares, Inc. (the “Company”), a South Carolina corporation.

WHEREAS, the Company maintains the First Reliance Bancshares, Inc. 2006 Equity Incentive Plan (the “Plan”), which was established effective as of January 19, 2006; and

WHEREAS, the Company wishes to amend the Plan to reflect an increase in the number of shares authorized for issuance thereunder.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of the date first set forth above, by deleting Section 2.2 in its entirety and substituting therefor the following:

“2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, 950,000 shares of Stock (the ‘Maximum Plan Shares’) are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.”

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the date first set forth above.

FIRST RELIANCE BANCSHARES, INC.

By:	/s/ Jeffrey A. Paolucci

Title:	Chief Financial Officer